Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary		State/Country of Incorporation/Organization

Skechers By Mail, Inc.	Delaware
Savva’s Café, Inc.	Delaware
HF Logistics-SKX, LLC	Delaware
HF Logistics-SKX T1, LLC	Delaware
HF Logistics-SKX T2, LLC	Delaware
Skechers R.B., LLC	Delaware
Duncan Investments, LLC	California
Sepulveda Blvd. Properties, LLC	California
Sepulveda Design Center, LLC	California
BrandBlack, LLC	California
BrandBlack, Inc.	California
Skechers Collection, LLC	California
Skechers Sport, LLC	California
Skechers Holdings USA 1, LLC	California
Skechers Holdings USA 2, LLC	California
Skechers USA Retail, LLC	California
SKX Illinois, LLC	Illinois
Skechers USA, Inc. II	Virginia
Skechers Card Services, LLC	Virginia
Skechers (Barbados) SRL	Barbados
Skechers EDC SPRL	Belgium
Skechers BH d.o.o.	Bosnia & Herzegovina
Skechers Do Brasil Calcados LTDA	Brazil
Skechers USA Canada, Inc.	Canada
Comercializadora Skechers Chile Limitada	Chile
Skechers Footwear (Dongguan) Co., Ltd.	China
Skechers Guangzhou Co., Ltd.	China
Skechers Trading (Shanghai) Co. Ltd.	China
Skechers China E-Commerce Co., Ltd.	China
Skechers China Hengqin Co., Ltd.	China
Leadtime Co., Ltd.	China
Fujian Skechers E-commerce Co., Ltd.	China
Skechers Beijing I Co.,Ltd.	China
Luenseng Trading Co., Ltd.	China
Skechers Chengdu Co., Ltd.	China
Skechers Beijing II Co.,Ltd.	China
Skechers Beijing III Co.,Ltd	China
Skechers Qushui Trading Co., Ltd.	China
Brandblack Guangzhou Co., Ltd.	China
Skechers Taicang Trading & Logistics Company	China
Skechers Kashi Co., Ltd.	China
Skechers Colombia, S.A.S.	Colombia
Sepulveda Footwear Costa Rica, S.R.L.	Costa Rica
Skechers Czech Republic S.R.O.	Czech Republic
Skechers USA, Ltd.	England

Skechers USA France S.A.S.	France
Skechers USA Deutschland GmbH	Germany
Skechers China Limited	Hong Kong
Skechers Hong Kong Limited	Hong Kong
Skechers Southeast Asia Limited	Hong Kong
Skechers Footwear Hong Kong Limited	Hong Kong
Brandblack China Limited	Hong Kong
Skechers CEE Kft.	Hungary
Skechers South Asia Private Limited	India
Skechers Retail India Private Limited	India
Skechers Footwear Ltd.	Israel
Skechers USA Italia S.r.l.	Italy
Skechers Japan GK	Japan
Skechers Holdings Jersey Limited	Jersey
Skechers China Business Trust	Jersey
Skechers International	Jersey
Skechers International II	Jersey
Skechers Macau Limited	Macau
Skechers Malaysia Sdn. Bhd.	Malaysia
Skechers Holdings Mauritius	Mauritius
Skechers USA Mauritius 10	Mauritius
Skechers USA Mauritius 90	Mauritius
Skechers USA Benelux B.V.	Netherlands
Skechers Latin America, LLC	Panama
Skechers Panama, LLC	Panama
Skechers Peru, S.R.L.	Peru
Skechers USA Portugal Unipessoal Limitada	Portugal
Skechers Poland Sp. z o.o.	Poland
Skechers USA Romania S.R.L.	Romania
Skechers Singapore Pte. Limited	Singapore
Skechers Slovakia S.R.O.	Slovakia
Skechers Korea Co., Ltd.	South Korea
Skechers USA Iberia, S.L.	Spain
Skechers S.a.r.l.	Switzerland
Skechers (Thailand) Limited	Thailand
Skechers Vietnam Co. Ltd.	Vietnam